                                                              February 10, 1999

Kids Warehouse, Inc.
8400 Miramar Road
San Diego, California 92126

Attention:  David Mandelbaum

Dear Mr. Mandelbaum:

          This will confirm our agreement in accordance with the Rights Agreement dated as of April 8, 1998, by and among iVillage Inc. ("iVillage"), OurBaby, LLC ("OurBaby"), JBM Ventures, Inc. ("JBM") and iBaby, Inc. ("iBaby") (the "Agreement"), and the other agreements described herein with regard to our exercise of our call option pursuant to Section 6(a) of the Agreement to purchase all Equity Securities of iBaby not held by iVillage. All terms not defined herein shall have the meanings assigned to them in the Agreements. The provisions of this agreement are contingent upon the First Closing (as defined below).

         It is hereby agreed that the purchase price for the Equity Securities payable by iVillage (the "Purchase Price") shall be $10.8 million dollars payable as follows (the "Consideration"): (a) an aggregate $1.5 million payable by iVillage within three (3) business days of the execution of this agreement (the "First Closing") in exchange for all right, title and interest to an aggregate 92,592 Equity Securities (b) an aggregate $6.5 million (the "Second Amount") payable at the Second Closing (hereinafter defined) in exchange for all right, title and interest to the remaining number of Equity Securities not purchased pursuant to clause (a) (the "Remaining Equity Securities"); and (c) an aggregate number of shares of Common Stock of iVillage to be issued at the Second Closing as shall equal an aggregate value of $2.8 million (assuming each share has a value equal to the initial public offering price per share (less the underwriter's discount) in the initial public offering of iVillage (the "IPO")). The Second Closing shall occur two business days after the earlier of (x) closing of the IPO (as contemplated by the applicable Underwriting Agreement) and (y) receipt by iVillage of at least $6.5 million pursuant to an IPO. The Consideration shall be payable at the First Closing and the Second Closing, as applicable, in such amounts to the persons or entities listed on Schedule A in accordance with the wiring instructions attached as Schedule B hereto. It is agreed that the beneficial owners of the Equity Securities shall be subject to the lockup agreement (attached hereto as Exhibit A), which shall be for a term not to exceed the shortest term applicable to any shares of any other shareholder, director or executive officer of iVillage and, in any event, not to exceed a period of 180 days after the date of the Prospectus (as that term is defined in the Underwriting Agreement). It is understood and agreed by the parties hereby that the provisions of clause (b) and (c) of this paragraph shall apply in the event that the IPO occurs on or before April 15, 1999 or during the Additional Purchase Period (as hereinafter defined).

         Notwithstanding anything to the contrary contained herein, iVillage shall have the right (the "Additional Cash Purchase Right") to purchase the Remaining Equity Securities for an aggregate $9.3 million in cash until May 31, 1999 (the "Additional Purchase Period") provided (a) it gives written notice of its intention to exercise the Additional Cash Purchase Right by 5:00

PM (California time) on April 15, 1999 and pays non-refundable $1 million dollars (the "Deposit") as a credit toward the remaining $9.3 million purchase price and (b) the IPO does not occur during the Additional Purchase Period.

         In the event the Remaining Equity Securities are not purchased in accordance with this Agreement, the (i) the Deposit is forfeited by iVillage and
(ii) the terms of the Agreement shall continue in full force and effect except that the parties hereto agree that upon a Put or Call Event (as defined in the Agreement) iVillage and ME Group (as defined in the Agreement) shall have 10 business days to agree to a Fair Value Per Share (as defined in Section 6(c) of the Agreement) or select a "mutually acceptable investment bank" (as described therein) and such investment bank shall have 15 business days to complete its valuation in accordance with such Section 6(c). It is hereby agreed that the costs of such valuation shall be borne by iBaby.

         Notwithstanding anything to the contrary contained in any of the agreements referred to herein, the undersigned waive any restrictions with respect to the transfer of the Equity Shares to iVillage in accordance with the terms of this agreement and the Stock Purchase Agreement.

         In addition, the parties agree as follows:

         (a) The Management Agreement (the "Management Agreement") dated as of April 8, 1998 between Kid's Warehouse, Inc. ("Kid's Warehouse") and iBaby shall be extended until April 8, 2000.
                  Section 12 of the Management Agreement shall be further amended to include a 90-day termination provision (for any or no reason) in favor of iVillage and, except as otherwise provided herein, the terms thereof shall continue in full force and effect. Additionally, David Mandelbaum shall be retained by Kid's Warehouse pursuant to the Management Agreement at $80,000 per year for the term, which payment shall be paid by iBaby or its successor. iVillage hereby agrees that Kid's Warehouse may terminate Felicia Mandelbaum under the Management Agreement, in which case she shall give 10 days notice to iVillage and she shall be subject to the provisions of Section 5, 6, 7, 8, 9 and 10 of the Management Agreement. It is understood that David Mandelbaum and Felicia Mandelbaum shall continue to be subject to the non-compete restrictions contained in Section 7 of the Management Agreement. It is further agreed that if Gavin Mandelbaum's employment pursuant to his Employment Agreement dated as of April 8, 1998 is terminated (for any reason), he shall be subject to the form of Separation Agreement
                  (attached as A hereto) and the provisions of Section 9 of his Employment Agreement for a period of one (1) year following termination except that such restrictions (in his case only) shall be limited to the areas of the internet or commercial online services or media related to baby, children, toys, any related products being offered or targeted by iBaby to iBaby's client base as of the date of such termination.

         (b) The Inventory and Services Agreement (the "Inventory Agreement") dated as of April 8, 1998 between iBaby and Kid's Warehouse shall be extended until April 8, 2000. The Inventory Agreement shall be further amended (x) in Section 5(b) to replace the existing reference of "$300,000" to "$150,000"; (y) in Section 5(c)(ii) to replace the existing reference of "$3,600,000" to "$1,800,000"; and (z) in
                  Section 8 to include a 120-day termination provision (for any or no reason) in favor of iVillage; (z) and, except as otherwise provided herein, the terms thereof shall continue in full force and effect, including, without limitation, the provisions of
                  Section 5(d) thereof .

         (c) Each of the parties hereto shall bear its own expenses in connection with the preparation for and consummation of the transactions contemplated by this agreement.

         (d) Each of the parties agree that unless otherwise amended hereby, all of the terms of the terms of the Agreement, the Management Agreement, the Inventory Agreement and the Promotional Agreement shall continue in full force and effect in accordance with their respective terms except that the Agreement and the Promotional Agreement shall terminate upon the Second Closing.

         (e) Subject to its existing agreements with respect to registration rights, iVillage agrees to grant piggy-back registration rights (as set forth in the form of Registration Rights Agreement set forth as Exhibit B hereto) to the shares of iVillage common stock issued pursuant to clause (c) of the first paragraph of this Agreement. The parties hereto agree to execute a Registration Rights Agreement substantially in the form of Exhibit B hereto on the Second Closing, with respect to the shares of iVillage common stock issued on such date(s).

          The parties hereby agree to execute such additional documents specifically referred to herein (including the exhibits attached hereto, the stock purchase agreement (and exhibits attached thereto), stock powers) and take such additional actions as are reasonably necessary or appropriate to effectuate the terms of this agreement. iVillage agrees to pay upon consummation of the First Closing to the law firm of Procopio, Cory, Hargreaves & Savitch LLP $12,500.00 assuming they have delivered their legal opinions at the First Closing in accordance with the Stock Purchase Agreements provided, however such sum shall be returned upon written request of iVillage if the Second Closing occurs, no such opinion is delivered and the failure to deliver such opinion constitute a breach of the Stock Purchase Agreement.

         This agreement (and the other agreements referred to herein, as herein amended) embodies the entire agreement and understanding between among iVillage, Kid's Warehouse, JBM, iBaby and OurBaby and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the subject matter thereof. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this agreement.

         This Agreement is entered into in San Diego, California and shall be governed by and construed in accordance with the internal laws of the State of California (without giving effect to the conflict of law provisions thereunder).

         Any controversy between or among the parties hereto involving any claim arising out of or relating to this Agreement, will be submitted to and be settled by final and binding arbitration in San Diego county in the State of California, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by one (1) arbitrator experienced with internet companies appointed by the AAA. The arbitrator shall be required to provide in writing to the parties the basis for the award or order or such arbitrator.

                  In any claim, case or controversy arising under or relating to this letter agreement, the unsuccessful party, as determined by the applicable arbitrator or court, shall pay the successful party all costs, expenses and reasonable attorneys' fees incurred by the successful party.

         This agreement and the rights hereunder may not be assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives. This agreement may be executed in any number of counterparts by original or facsimile signature, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Prior to the Second Closing, the Mandelbaum Entity, JBM, iVillage and iBaby agree to work together with a view to effecting, at iBaby's reasonable expense, the transfer of shares of iBaby from JBM and the Mandelbaum Entity to each such investor's employees (or designees), subject to and consistent with the terms and provisions of the Investment Agreement and the Agreement; provided, however such shares shall be subject to the provisions of this Agreement.

         EXCEPT AS EXPRESSLY SET FORTH HEREIN, NONE OF THE PARTIES SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY DAMAGES, FEES, COSTS OR EXPENSES SUFFERED OR INCURRED BY IT IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR RESULTING FROM THE TERMINATION OF THIS AGREEMENT. UNDER NO CIRCUMSTANCES SHALL ANY PARTY BE LIABLE TO ANOTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM THE TERMINATION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

Please affix your signature in the place designated and by doing so, the undersigned shall confirm our understanding and agreements in connection with the purchase referred to herein.

                                            Very truly yours,
                                            iVILLAGE INC.

                                            By: /s/ Steve Elkes
                                               ---------------------------------
                                                Steve Elkes
                                                Authorized Representative

The arrangements in the foregoing
letter are satisfactory to us:
KID'S WAREHOUSE, INC.

By:  /s/ David Mandelbaum
   ----------------------------------
     David Mandelbaum
     President
     and authorized representative

iBABY, INC.

By:  /s/ Steve Elkes
   ----------------------------------
     Steve Elkes
     Title:

OURBABY, LLC

By:  /s/ David Mandelbaum
   ----------------------------------
     David Mandelbaum
     Manager
     and authorized representative

JBM VENTURES, INC.

By:  /s/ James Morris
   ----------------------------------
     James Morris
     President
     and authorized representative

GAVIN MANDELBAUM

/s/ Gavin Mandelbaum
-------------------------------------
Gavin Mandelbaum

cc:  William Eigner, Esq.

LISA TUDOR

/s/ Lisa Tudor
------------------------------
Lisa Tudor

BARBARA ROBINSON

/s/ Barabara Robinson
------------------------------
Barabara Robinson

SCHEDULE A

FIRST CLOSING

          Investor          # iB Shrs    Shares Sold        Prct      Consideration
          --------          ---------    -----------        ----      -------------
           OurBaby            622,222         86,420      93.33%          1,400,001
               JBM             27,778          3,858       4.17%             62,501
        Lisa Tudor              8,333          1,157       1.25%             18,749
  Barbara Robinson              8,333          1,157       1.25%             18,749
             Total            666,666         92,593           1          1,500,000

       Total Value         10,800,000
     First Closing          1,500,000
           Percent              13.9%


            SECOND
           CLOSING

                                                                      Consideration
          Investor          # iB Shrs    Shares Sold        Prct       Share Value@             Cash
          --------          ---------    -----------        ----       ------------             ----
           OurBaby            622,222        535,802      93.33%          2,613,335        6,066,671
               JBM             27,778         23,920       4.17%            116,668          270,836
        Lisa Tudor              8,333          7,176       1.25%             34,999           81,247
  Barbara Robinson              8,333          7,176       1.25%             34,999           81,247
             Total            666,666        574,074           1          2,800,000        6,500,000

@Numbers of shares
  to be determined
 upon IPO price in
   accordance with
         agreement.

       Total Value         10,800,000
    Second Closing          9,300,000
           Percent              86.1%

  Cash/Stock Split
              Cash          6,500,000            70%
             Stock          2,800,000            30%
                            9,300,000

SCHEDULE B

Wiring Instructions

EXHIBIT A
Form of Lockup Agreement

                                     [Date]

Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Hambrecht & Quist LLC
As Representatives of the several Underwriters
     c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Dear Sirs and Mesdames:

                  This agreement (the "Lock-up Agreement") relates to the proposed initial public offering (the "Offering") of the Common Stock, $0.0005 par value per share (the "Common Stock"), of iVillage Inc., a Delaware corporation (the "Company").

                  In connection with the Offering, the Company will enter into an underwriting agreement (the "Underwriting Agreement") with the several underwriters listed on Schedule I to the Underwriting Agreement (the "Underwriters") for whom you are acting as representatives (the
"Representatives").

                  In consideration of your entering into the Underwriting Agreement, the undersigned hereby confirms, covenants and agrees that the undersigned will not (and will not permit any other person, to the extent allowable by law, who holds of record any of the undersigned's shares of Common Stock, or substantially similar securities of the Company, to, with respect to the shares so held), directly or indirectly, sell, offer to sell, contract to sell, grant any option or warrant for the sale or purchase of, or otherwise dispose of, any shares of Common Stock, or securities of the Company substantially similar to the Common Stock, or any security convertible or exchangeable into or exercisable for Common Stock, or any such substantially similar securities, whether now owned or hereinafter acquired, owned by the undersigned or with respect to which the undersigned has the power of disposition or beneficial ownership (collectively, the "Shares") for a period not to exceed the shortest term applicable to any shares of any other shareholder, director or executive officer of iVillage and, in any event, not to exceed a period of 180 days after the date of the Prospectus (as that term is defined in the Underwriting Agreement).

                  The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

                  Notwithstanding the foregoing, the undersigned may transfer the Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to any affiliate of the undersigned, provided that such affiliate continues during such restricted period to be an affiliate and agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (iv) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters. For purposes of this Lock-up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. For purposes of this Lock-up Agreement, an "affiliate" of the undersigned shall mean a limited partner, stockholder or a wholly-owned subsidiary of the undersigned. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii) or (iv) above, for the duration of this Lock-up Agreement will have, good and marketable title to the Shares, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Shares except in compliance with the foregoing restrictions.

                  The undersigned acknowledges (i) the sufficiency of the consideration for this Lock-up Agreement and (ii) that the decision, if any, of the Underwriters to enter into the Underwriting Agreement will be made in part in reliance upon the undersigned entering into, and abiding by the terms of, this Lock-up Agreement. The undersigned further acknowledges that this Lock-up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

                  The undersigned further represents and agrees that he, she or it has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (as such term is defined in the Underwriting Agreement), or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Shares or any related securities.

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Print Name of Stockholder

Exhibit B
Form of Registration Rights Agreement

================================================================================






                      iBABY REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF FEBRUARY 1, 1999

                                      AMONG

                                 i VILLAGE INC.

                                       AND

                                   EACH OF THE

                               SIGNATORIES HERETO

================================================================================
                                                          iBABY REGISTRATION
                                            RIGHTS AGREEMENT dated as of
                                            February o, 1999 (the "Agreement"),
                                            among iVILLAGE INC., a Delaware
                                            corporation (the "Company"), and
                                            each of the signatories hereto
                                            identified as an iBaby Investor on
                                            the signature page of such signatory
                                            (the "iBaby Investors").

                                    RECITALS

                  WHEREAS, in connection with the acquisition of the minority interest of iBaby, Inc., a [California] corporation, by the Company, the iBaby Investors are acquiring on the date hereof __________ shares of Common Stock, $.0005 par value, of the Company (the "Common Stock");

                  WHEREAS, the Company has agreed to grant certain registration rights to the iBaby Investors subject to the Company's existing Fourth Amended and Restated Registration Rights Agreement dated as of December 4, 1998 and attached hereto as Exhibit A (the "Fourth Amended and Restated Registration Rights Agreement"), among the Company, the Investors and Founders identified therein, and the Astrology Registration Rights Agreement dated as of February o, 1999 and attached hereto as Exhibit B (the "Astrology Registration Rights Agreement" and together with the Fourth Amended and Restated Rights Agreement, the Existing Registration Rights Agreements"), among the Company and the Astrology Investors identified therein;

                  WHEREAS, this Agreement shall in no way impair or amend the existing rights of the parties to the Existing Registration Rights Agreements; and

                  WHEREAS, the parties deem it to be in their best interests to set forth herein their rights and obligations in connection with public offerings and sales of shares of Common Stock. Accordingly, the parties agree as follows:

         SECTION 1.            Definitions.

                  As used in this Agreement, the following terms shall have the following meanings:

                           (a)  "AOL Warrants" shall mean stock subscription
warrants dated September 19, 1995 and May 6, 1996 issued by the Company to America Online, Inc. ("AOL") to purchase shares of Series B Preferred Stock of the Company.

                           (b)  "Astrology Investor" means those investors who
are identified as an "Astrology Investor" in the Astrology Registration Rights Agreement.

                           (c)  "Bear Stearns Warrants" shall mean stock
subscription warrants dated May __, 1997 issued by the Company to Bear Stearns & Co. Inc. ("Bear Stearns") to purchase shares of Common Stock.

                           (d)  "Commission" means the Securities and Exchange
Commission or any other Federal agency at the time administering the Securities Act.

                           (e)  "Exchange Act" means the Securities Exchange
Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                           (f)  "Investor" means those investors who are
identified as an "Investor" in the Fourth Amended and Restated Registration Rights Agreement.

                           (g)  "IPO" means an underwritten public offering of
Common Stock of the Company registered pursuant to the Securities Act.

                           (h)  "1997 Warrants" means the stock subscription
warrants dated February 27, 1997, issued by the Company to AOL, Tribune Company ("Tribune"), Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund II and the stock subscription warrants dated April 30, 1997, issued by the Company to AOL and Tribune to purchase shares of Series C Preferred Stock of the Company.

                           (i) "Other Shares" means at any time those shares of
Common Stock which do not constitute Primary Shares, Registrable Shares or Registrable Astrology Shares.

                           (j) "Preferred Stock" means shares of Series A
Preferred Stock, $.0005 par value, Series B Preferred Stock, $.0005 par value, Series B-1 Preferred Stock, $.0005 par value, Series C Preferred Stock, $.0005 par value, Series D Preferred Stock, $.0005 par value and Series E Preferred Stock, $.0005 par value of the Company.

                           (k)  "Primary Shares" means at any time the
authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

                           (l)  "Registrable Astrology Shares" means at any
time, with respect to any Astrology Investor, the shares of Common Stock held (or to be held upon conversion of any Restricted Shares) by such Astrology Investor that constitute Restricted Shares.

                           (m) "Registrable Bear Stearns Shares" means at any
time with respect to Bear Stearns, the shares of Common Stock issued or issuable upon exercise of the Bear Stearns Warrants and any shares or other securities received in respect thereof, which are held by Bear Stearns and which have not previously been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

                           (n)  "Registrable iBaby Shares" means at any time,
with respect to any iBaby Investor, the shares of Common Stock held (or to be held upon conversion of any Restricted Shares) by such iBaby Investor that constitute Restricted Shares.

                           (o)  "Registrable Shares" means at any time, with
respect to any Investor, the shares of Common Stock held (or to be held upon conversion of any Restricted Shares) by such Investor that constitute Restricted Shares.

                           (p)  "Registrable Founder Shares" means at any time,
with respect to any Founder (as defined in the Existing Registration Rights Agreement), the shares of Common Stock held by such Founder that constitute Restricted Founder Shares.

                           (q)  "Registration Date" means the date upon which
the registration statement pursuant to which the Company shall have initially registered shares of Common Stock under the Securities Act for sale to the public shall have been declared effective.

                           (r)  "Restricted Founder Shares" means at any time,
with respect to any Founder, the shares of Common Stock held by him or her on the date hereof, and any shares or other securities received in respect thereof, which are held by such Founder and which have not previously been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

                           (s)  "Restricted Shares" means at any time, with
respect to any iBaby Investor, any shares of Common Stock issued or issuable upon conversion thereof, and any shares or other securities received in respect thereof, which are held by such iBaby Investor and which have not previously been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

                           (t)  "Rule 144" means Rule 144 promulgated under the
Securities Act or any successor rule thereto or any complementary rule thereto.

                           (u)  "Securities Act" means the Securities Act of
1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                           (v)  "Stockholder" means any Investor, Astrology
Investor, iBaby Investor or Founder and any person or entity that acquires Restricted Shares from such Investor or Astrology Investor or iBaby Investor or Restricted Founder Shares from such Founder in accordance with Section 14.

                           (w)  "Tenet Common Stock" means shares of Common
Stock sold to Tenet Healthcare Corporation pursuant to the terms of the Common Stock Purchase Agreement dated as of February 24, 1998 among the Company and the Investors identified therein and any Additional Shares (as such term is defined therein) issued thereunder.

                           (x)  "Transfer" means any disposition of any
Restricted Shares or Restricted Founder Shares or Registrable Bear Stearns Shares or of any interest therein which constitutes a sale within the meaning of the Securities Act, other than any disposition pursuant to an effective registration statement under the Securities Act and complying with all applicable state securities and "blue sky" laws.

         SECTION 2.        Piggyback Registration.

                           (a)  If the Company at any time proposes for any
reason to register Primary Shares, Registrable Shares (other than pursuant to Section 2 of the Fourth Amended and Restated Registration Rights Agreement), Registrable Astrology Shares, Registrable iBaby Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto or other than in connection with an exchange offer or offering solely to the Company's stockholders), it shall promptly give written notice to each Stockholder and to Bear Stearns of its intention so to register the Primary Shares, Registrable Shares, Registrable Astrology Shares, Registrable iBaby Shares or Other Shares and, upon the written request, given within 30 days after delivery of any such notice by the Company, of any Stockholder and/or of Bear Stearns to include in such registration Registrable Shares, Registrable Founder Shares, Registrable Astrology Shares, Registrable iBaby Shares or Registrable Bear Stearns Shares, as the case may be (which request shall specify the number of Registrable Shares, Registrable Founder Shares, Registrable Astrology Shares, Registrable iBaby Shares or Registrable Bear Stearns Shares, as the case may be, proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares, Registrable Founder Shares, Registrable Astrology Shares, Registrable iBaby Shares or Registrable Bear Stearns Shares, as the case may be, to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Registrable Founder Shares, Registrable Astrology Shares, Registrable iBaby Shares, Registrable Bear Stearns Shares and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares, Registrable Founder Shares, Registrable Astrology Shares, Registrable iBaby Shares, Registrable Bear Stearns Shares and Other Shares, proposed to be included in such registration shall be included in the following order:

                                (i)   first, the Primary Shares;

                                (ii)  second, the Registrable Shares held by
Investors and the Registrable Bear Stearns Shares, pro rata based upon the number of Restricted Shares (based upon Common Stock equivalents) owned by each Investor and the number of Registrable Bear Stearns Shares then held by or issuable to Bear Stearns at the time of such registration;

                                (iii) third, Registrable Founder Shares pro
rata based upon the number of shares of Common Stock then owned by each Founder at the time of such registration;

                                (iv)  fourth, Registrable Astrology Shares
and Registrable iBaby Shares pro rata based upon the number of Restricted Shares (based upon Common Stock equivalents) owned by each Astrology Investor and iBaby Investor at the time of such registration; and

                                (v)   fifth, the Other Shares (other than
Registrable Founder Shares).

                           (b)  Each iBaby Investor who has requested that
Registrable iBaby Shares be included in a registration pursuant to Section 2(a) hereof shall be bound by the Company's choice of managing underwriter stated in the Company's notice.

         SECTION 3.        Holdback Agreement.

                           (a)  In connection with the initial public offering
of shares of Common Stock of the Company registered pursuant to the Securities Act, if the managing underwriter for such registration shall so request, the iBaby Investors shall not (and will not permit any other person, to the extent allowable by law, who or which holds of record any of the Common Stock held by any iBaby Investor to directly or indirectly, sell, offer to sell, contract to sell, grant any option or warrant for the sale or purchase of, or otherwise dispose of, any Common Stock (other than those included in such registration), or any security convertible or exchangeable into or exercisable therefor, whether now owned or hereafter acquired, owned by the iBaby Investors or with respect to which the iBaby Investors have the power of disposition or beneficial ownership (as used in this Section 3, collectively, the "Subject Shares") for a period of 180 days after the effective date of the registration statement pursuant to which such public offering shall be made. Notwithstanding anything to the contrary contained elsewhere herein, the transfer restrictions contained in this Section 3 shall not apply to shares of Common Stock purchased by the iBaby Investors in the initial public offering or in market transactions after the initial public offering. Any subsequent resale of such shares of Common Stock so acquired shall not constitute a breach of this Section 3.

                           (b)  The foregoing restriction is expressly agreed
by the parties hereto to preclude the iBaby Investors from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Subject Shares even if such Subject Shares would be disposed of by someone other than the iBaby Investors. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Subject Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Subject Shares.

                           (c)  Notwithstanding the foregoing, the provisions
of this Section 3 shall not prohibit the iBaby Investors from transferring the Subject Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of any iBaby Investor or the immediate family of such iBaby Investor or (iii) any affiliate of any iBaby Investor, provided that the trustee of the trust or any such affiliate transferee agrees to be bound by the restrictions set forth herein, and provided further (x) that any such transfer shall not involve a disposition for value and (y) in the case of an affiliate, such affiliate continues during such restricted period to be an affiliate, or (iv) with the prior written consent of the managing underwriter of such public offering on behalf of the underwriters for such public offering. For purposes of this Section 3, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

                           (d)  The iBaby Investors also agree and consent to
the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Subject Shares except in compliance with the foregoing restrictions.

                           (e) The foregoing restrictions in this Section 3
shall be binding on the iBaby Investors only if, and to the extent, the executive officers of the Company owning Common Stock shall be bound by such restrictions.

         SECTION 4.        Preparation and Filing.

                  If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable iBaby Shares, the Company shall, as expeditiously as practicable:

                           (a)  use its best efforts to cause a registration
statement that registers such Registrable iBaby Shares to become and remain effective for a period of 180 days or until all of such Registrable iBaby Shares have been disposed of (if earlier);

                           (b)  furnish, at least five business days before
filing a registration statement that registers such Registrable iBaby Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the holders of a majority of the Registrable Shares (the "Selling Stockholders' Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                           (c)  prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 180 days or until all of such Registrable iBaby Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable iBaby Shares;

                           (d)  notify in writing the Selling Stockholders'
Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable iBaby Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                           (e)  use its best efforts to register or qualify
such Registrable iBaby Shares under such other securities or blue sky laws of such jurisdictions as any seller of Registrable iBaby Shares reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable iBaby Shares to consummate the disposition in such jurisdictions of the Registrable iBaby Shares owned by such seller; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this paragraph (e);

                           (f)  furnish to each seller of such Registrable iBaby
Shares such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable iBaby Shares may reasonably request in order to facilitate the public sale or other disposition of such Registrable iBaby Shares;

                           (g)  use its best efforts to cause such Registrable
iBaby Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable iBaby Shares;

                           (h)  notify on a timely basis each seller of such
Registrable iBaby Shares at any time when a prospectus relating to such Registrable iBaby Shares is required to be delivered under the Securities Act within the appropriate period mentioned in paragraph (a) of this Section, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           (i)  make available for inspection by any seller of
such Registrable iBaby Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless
(i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public. The seller of Registrable iBaby Shares agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

                           (j)  use its best efforts to obtain from its
independent certified public accountants "comfort" letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

                           (k)  use its best efforts to obtain from its counsel
an opinion or opinions in customary form;

                           (l)  provide a transfer agent and registrar (which
may be the same entity and which may be the Company) for such Registrable iBaby Shares;

                           (m)  issue to any underwriter to which any seller of
Registrable iBaby Shares may sell shares in such offering certificates evidencing such Registrable iBaby Shares;

                           (n)  list such Registrable iBaby Shares on any
national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable iBaby Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD") or such national securities exchange as the holders of a majority of the Registrable Shares, Registrable Founder Shares, Registrable Astrology Shares, Registrable iBaby Shares and/or Registrable Bear Stearns Shares (as the case may be) shall request;

                           (o)  otherwise use its best efforts to comply with
all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

                           (p)  use its best efforts to take all other steps
necessary to effect the registration of such Registrable iBaby Shares contemplated hereby.

         SECTION 5.        Expenses.

                  All expenses incurred by the Company in complying with Section 4, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and expenses of the Company's counsel and accountants, and the fees and expenses of the Selling Stockholders' Counsel shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable iBaby Shares shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Shares, Registrable Founder Shares, Registrable Astrology Shares, Registrable iBaby Shares and/or Registrable Bear Stearns Shares (as the case may be) sold by such seller or sellers.

         SECTION 6.        Indemnification.

                  In connection with any registration of any Registrable iBaby Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such Registrable iBaby Shares, its partners, members in the case of a limited liability company, beneficiaries in the case of a trust, officers and directors, each underwriter, broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable iBaby Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable iBaby Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such officer or director, such underwriter, such broker or such other person acting on behalf of such seller and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable iBaby Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter that states that it is specifically for use in the preparation thereof.

                  In connection with any registration of Registrable iBaby Shares under the Securities Act pursuant to this Agreement, each seller of Registrable iBaby Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of such seller, each person who controls any of the foregoing persons within the meaning of the Securities Act and each other seller of Registrable Shares, Registrable Founder Shares, Registrable Astrology Shares, Registrable iBaby Shares and/or Registrable Bear Stearns Shares (as the case may be) under such registration statement with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, Registrable Founder Shares, Registrable Astrology Shares, Registrable iBaby Shares and/or Registrable Bear Stearns Shares (as the case may be), if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller or underwriter that states that it is specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable iBaby Shares, and the maximum amount of liability in respect of such indemnification shall be in proportion to and limited to, in the case of each seller of Registrable iBaby Shares, an amount equal to the net proceeds actually received by such seller from the sale of Registrable iBaby Shares effected pursuant to such registration.

                  The indemnification required by this Section 6 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred, subject to prompt refund in the event any such payments are determined not to have been due and owing hereunder.

                  Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section.

                  The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities.

                  If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Registrable iBaby Shares agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which did not take into account the equitable considerations referred to herein. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include, subject to the limitation set forth in the fourth paragraph of this Section 6, any legal or other expenses reasonably incurred in connection with investigating or defending the same. Notwithstanding the foregoing, in no event shall the amount contributed by a seller of Registrable iBaby Shares exceed the aggregate net offering proceeds received by such seller from the sale of such seller's Registrable iBaby Shares.

         SECTION 7.        Underwriting Agreement.

                  Notwithstanding the provisions of Sections 3, 4, 5 and 6, to the extent that the Company and the Stockholders selling Registrable iBaby Shares in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such Sections addressing such issue or issues shall be superseded with respect to such registration by such other agreement.

         SECTION 8.        Information by Holder.

                  Each Stockholder selling Registrable iBaby Shares in a proposed registration shall furnish to the Company such written information regarding such holder and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         SECTION 9.        Exchange Act Compliance.

                  From and after the Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company's securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each iBaby Investor in supplying such information as may be necessary for such iBaby Investor to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

         SECTION 10.       No Conflict of Rights.

                  The Company represents and warrants to the iBaby Investors that the registration rights granted to the iBaby Investors hereby do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair the registration rights granted hereby.

         SECTION 11.       Restriction on Transfer.

                           (a)  The Restricted Shares shall not be transferable
except upon the conditions specified in this Section, which conditions are intended to insure compliance with the provisions of the Securities Act.

                           (b)  Each certificate representing Restricted Shares
held by an iBaby Investor shall (unless otherwise permitted by the provisions of paragraph (c) and (d) below) be stamped or otherwise imprinted with a legend in substantially the following form:

             "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 11 OF THE REGISTRATION RIGHTS AGREEMENT DATED AS OF FEBRUARY __, 1999, AMONG i VILLAGE INC. AND THE OTHER PARTIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, i VILLAGE INC., HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF SUCH HOLDER. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF i VILLAGE INC."

                           (c)  The holder of any Restricted Shares by
acceptance thereof agrees, prior to any Transfer of any Restricted Shares, to give written notice to the Company of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for the holder of such Restricted Shares stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration or qualification of such Restricted Shares under the Securities Act or the securities or "blue sky" laws of any state of the United States provided, however, that no such opinion of counsel shall be necessary for a Transfer by an iBaby Investor which is a partnership to a partner of such iBaby Investor, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner, if in each case the transferee agrees in writing to be subject to the terms of this Section 11 to the same extent as if such transferee were originally a signatory to this

Agreement. Such holder of Restricted Shares shall be entitled to Transfer such Restricted Shares in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such Transfer and request such opinion within three business days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such Transfer within five days after delivery of such opinion. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Restricted Shares (and each certificate or other instrument evidencing any untransferred balance of such Restricted Shares) shall bear the legend set forth in paragraph (b) above unless (i) in such opinion of counsel registration of any future Transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends.

                           (d)  Notwithstanding the foregoing provisions of this
Section, the restrictions imposed by this Section upon the transferability of any Restricted Shares shall cease and terminate when (i) any such Restricted Shares are sold or otherwise disposed of (A) pursuant to an effective registration statement under the Securities Act or (B) in a transaction contemplated by paragraph (c) above which does not require that the Restricted Shares so transferred bear the legend set forth in paragraph (b) hereof, or
(ii) the holder of such Restricted Shares has met the requirements for Transfer of such Restricted Shares under Rule 144(k) under the Securities Act. Whenever the restrictions imposed by this Section shall terminate, the holder of any Restricted Shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in paragraph (b) above and not containing any other reference to the restrictions imposed by this Section.

         SECTION 12.       Termination.

                  This Agreement shall terminate and be of no further force or effect when there shall not be any Restricted Shares held by an iBaby Investor, provided that the rights of the iBaby Investors and obligations of the Company under Sections 2 hereof shall earlier terminate and be of no further force or effect at such earlier time as to any iBaby Investors as the provisions of Rule 144(k) are applicable to the Restricted Shares then held by such iBaby Investors.

         SECTION 13.       Successors and Assigns.

                  This Agreement shall bind and inure to the benefit of the Company, the iBaby Investors and, subject to Section 14, their respective successors, permitted assigns, heirs and legal representatives (as the case may be).

         SECTION 14.       Assignment.

                  This Agreement and the rights and obligations of the parties hereunder shall not be assignable by the parties hereto and their respective successors and assigns, except that any iBaby Investor may assign its rights and obligations hereunder only in connection with a sale or transfer of Restricted Shares (a) if such Stockholder is a partnership, to any partner thereof (in the case of a pro rata distribution by a Stockholder that is a partnership to its partners), (b) if such Stockholder is a corporation, to any majority-owned subsidiary of such Stockholder (provided that such rights may be exercised by such subsidiary only for so long as such subsidiary continues to be majority-owned by such Stockholder), (c) if such Stockholder is a natural person, to the spouse or descendants of such person or any trust for the benefit of any thereof, or (d) otherwise to any other person or entity to whom at least 250,000 Restricted Shares or Restricted Founder Shares (in each case as constituted on the date hereof) (or lesser number of such shares if representing all of the shares then held by such Stockholder), have been sold or otherwise transferred in accordance with the terms of the Fourth Amended and Restated Stockholders' Agreement dated as of the date hereof, among the Company and the other parties thereto, provided, however, that the Company is given written notice at the time of such assignment stating the name and address of the assignee and identifying the securities with respect to which the rights and benefits hereunder are being assigned and such assignee expressly agrees in writing with the Company and the other Stockholders to be bound by and to comply with all applicable provisions of this Agreement, whereupon such person or entity shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement with respect to such securities. Any assignment pursuant to this
Section 14 shall not relieve, release or otherwise discharge the Stockholder effecting such assignment from its obligations under this Agreement. This Agreement shall bind and inure to the benefit of the Company, each Stockholder, and its or his respective successors, permitted assigns, heirs and legal representatives. For purposes of this Section 14, "Control" or "Controlled" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

         SECTION 15.       Entire Agreement.

                  This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

         SECTION 16.       Notices.

                  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

                           (i)     if to the Company, to:

                                i Village, Inc.
                                170 Fifth Avenue
                                3rd Floor
                                New York, New York  10010
                                Fax:       (212) 604-9133
                                Telephone: (212) 604-0963
                                Attention: Candice Carpenter;

                                with a copy to:
                                Orrick, Herrington & Sutcliffe LLP
                                666 Fifth Avenue
                                New York, New York  10103
                                Fax:       (212) 506-5151
                                Telephone: (212) 506-5325
                                Attention: Martin H. Levenglick, Esq.; and

                           (ii) if to an iBaby Investor to the address
                                specified on such iBaby Investor's
                                signature page hereto.

                  All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day and (c) in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

         SECTION 17.       Modifications; Amendments; Waivers.

                  The terms and provisions of this Agreement may not be modified or amended, except pursuant to a writing signed by the Company and the iBaby Investors holding at least sixty (60%) percent of the Restricted Shares (based upon Common Stock equivalents) held by all iBaby Investors.

         SECTION 18.       Counterparts.

                  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 19.       Headings.

                  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         SECTION 20.       Severability.

                  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 21.       Governing Law.

                  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied.

               [COUNTERPART SIGNATURE PAGE TO THE REGISTRATION
               RIGHTS AGREEMENT DATED AS OF FEBRUARY __, 1999]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                         i VILLAGE INC.

                                         By:
                                            -----------------------------------
                                            Name
                                            Title

                                         THE IBABY INVESTORS:

                                         OURBABY, LLC

                                         By:
                                            -----------------------------------
                                            Name: David Mandelbaum
                                            Title: Manager and Authorized
                                                   Representative

                                          JBM VENTURES, INC.

                                          By:
                                             ----------------------------------
                                             Name: James Morris
                                             Title: President and Authorized
                                                    Representative

                                          LISA TUDOR

                                          -------------------------------------


                                          BARBARA ROBINSON

                                          -------------------------------------

                                          ADDRESS OF IBABY INVESTORS:

                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------

EXHIBIT C
Form of Separation Agreement

           FORM SEPARATION AGREEMENT LETTER WITH OWBPA PROVISIONS -
             SUBJECT TO MODIFICATION BASED UPON CIRCUMSTANCES OF
                TERMINATION AND TERMS OF EMPLOYMENT AGREEMENT

                                     [date]

[name of employee]
[address]

                  Re:______Separation Agreement


Dear     [Employee]     :
     -------------------

                  This letter, upon your signature, will constitute the agreement between you and [Company Name] (the "Company") on the terms of your separation from employment with the Company.

                  1. You voluntarily resigned your employment with the Company effective ____________. You therefore will no longer represent to anyone that you are still an employee of the Company and will not say or do anything purporting to bind the Company or any of its affiliates. You also will not apply for reemployment with the Company or any of its affiliates in the future.

                  2. You have already been paid your earned salary and accrued vacation pay through the effective date of your resignation.

                  3. You have already returned to the Company any building key, security pass, or other access or identification cards (including any business cards) and any Company property that is currently in your possession, including any documents, credit cards, computer equipment and mobile phones.
By no later than ____________, you will clear all expense accounts and pay all amounts owed on any corporate credit card(s) that the Company previously issued to you. The Company will reimburse you in accordance with its existing policies for any legitimate expenses you incurred on company business prior to the effective date of your resignation.

                  4. [If applicable] Although you are not otherwise entitled to it, in consideration of your acceptance of this Separation Agreement, after the effective date set forth below, the Company will pay you a lump sum post-termination severance of $____________ (the "Severance Amount"), less customary payroll deductions.

                  5. As of the effective date of your resignation, you will no longer be eligible to participate in any of the Company's benefit or compensation plans, except as provided by law or the terms of the applicable plans. Information regarding your rights to continuation of your health insurance coverage under the terms of COBRA will be sent to you under separate cover. To the extent that you have such rights, nothing in this Agreement will impair them.

                  6. On behalf of yourself and your representatives, agents, heirs and assigns, you waive, release, discharge and promise never to assert any and all claims, liabilities or obligations relating to your employment of every kind and nature, whether known or unknown, suspected or unsuspected that you ever had relating to your employment, now have or might have as of the effective date of this Separation Agreement against the Company, its predecessors, subsidiaries, related entities, officers, directors, shareholders, owners, agents, attorneys, employees, successors, or assigns, including without limitation, [name of specific subsidiaries or officers, etc.] relating to your employment.

                  The released claims include any and all claims arising from or related to your employment with the Company, the separation of your employment with the Company, and/or the execution of this Separation Agreement. The claims also specifically include, without limitation, any employment claims arising under any federal, state and local statutory or common law, such as Title VII of the Civil Rights Act, the federal Age Discrimination in Employment Act, the California Fair Employment and Housing Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the California Labor Code (all as amended), the law of contract and tort related to employment issues, and any claim for attorneys' fees related to employment issues.

                  You also waive and release and promise never to assert any such claims related to employement issues, even if you do not now know or believe that you have such claims. You therefore waive your rights related to employment issues under section 1542 of the Civil Code of California, which states:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor.

                  In short, you agree that you will not bring any lawsuits or claims of any kind against the Company or any of its affiliates or related entities related in any way to your employment and will not accept the benefits of any lawsuits or claims of any kind related to employment issues brought on your behalf against the Company or any of its affiliates or related entities.

                  7. iVillage releases you from employment related claims and liabilities to the same extent as you release iVillage as set forth in Section 6 above.

                  8. Unless required by court order or law, you and iVillage will not disclose to anyone any information regarding the terms of this Separation Agreement, the benefits being paid to you under it or the fact that a payment was made to you, except that you may disclose this information to your spouse, attorney, accountant or other professional advisor to whom you must make the disclosure in order for them to render professional services to you and iVillage may disclose this information to its advisors, underwriters, attorney, accountant or other professional advisor to whom it must make the disclosure in order for them to render professional services to iVillage. In any of the foregoing circumstances, however, you and iVillage will instruct any such party to maintain the confidentiality of this information just as you and iVillage must.

                  9. You will not disclose to anyone any confidential or other information regarding the Company's practices, procedures, business, trade secrets, customer lists or marketing strategies, without prior written permission from the President of the Company or unless required by court order.

                  10. You agree that you will not make, or cause to be made, any statements, observations or opinions, or communicate any information (whether oral or written) that disparages or is likely in any way to harm the reputation of the Company, any of its related entities, affiliates or any of its respective former, present or future directors, officer, stockholders or employees. You also agree that you will not say anything that damages the reputation of the Company or any of its affiliates or related entities.

         Likewise, the Company will not make or cause to be made any statements, observations or opinions, or communicate any information (whether oral or written) that disparages you or is likely in any way to harm your reputation.

                  11. Upon the reasonable request by the Company, you agree for a period of one year following your termination at the Company's expense (at a rate of $100 per hour of documented time) to cooperate to the extent necessary to protect the interests of the Company or any of its affiliates or related entities, including without limitation, in providing any information that you have about the Company's business and its operations and/or in providing truthful testimony as a witness or declarant in connection with any potential future litigation which may arise as to which you have any relevant information; provided, however, the Company shall be permitted to recover such expenses in the event it is found by a finder of fact or an arbitrator that you were directly responsible for such litigation.

                  12. You acknowledge the highly confidential nature of information regarding the Company's customers, affiliates and employees. You therefore agree that, for a period of one year following the effective date of your termination, you will abide by the confidentiality and other provisions of your Employment Agreement, as subsequently amended by the Letter Agreement dated as of February 10, 1999.

                  13. [Intentionally Omitted.]

                  14. This Agreement is entered into in San Diego, California and shall be governed by and construed in accordance with the internal laws of the State of California (without giving effect to the conflict of law provisions thereunder).

         Any controversy between or among the parties hereto involving any claim arising out of or relating to this Agreement, will be submitted to and be settled by final and binding arbitration in San Diego county in the State of California, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by one (1) arbitrator experienced with internet companies appointed by the AAA. The arbitrator shall be required to provide in writing to the parties the basis for the award or order or such arbitrator.

                  In any claim, case or controversy arising under or relating to this letter agreement, the unsuccessful party, as determined by the applicable arbitrator or court, shall pay the successful party all costs, expenses and reasonable attorneys' fees incurred by the successful party.

                  15. Pursuant to the Older Workers Benefit Protection Act, you acknowledge that you were provided up to 21 days to consider and accept the terms of this Separation Agreement (although you may accept it at any time within those 21 days) and that you were advised to consult (and did consult) with an attorney about the Separation Agreement before signing it.

                  To accept the agreement, please date and sign this letter and return it to me. Once you do so, you will still have an additional seven days in which to revoke your acceptance. To revoke, you must send me a written statement of revocation by registered mail. If you do not revoke, the eighth day after the date of your acceptance will be the "effective date" of the agreement.

                  16. Except as set forth in this Separation Agreement, there are no representations, promises, agreements or understandings between you and the Company about or pertaining to the separation of your employment with the Company, or the Company's obligations to you with respect to your employment or any other matter mentioned above. This Separation Agreement therefore supercedes any prior written or oral representations, promises, agreements and understandings regarding any of the matters discussed above.

                  [Employee Name]   , I am pleased that you were able to part
ways with the Company on these amicable terms. The Company and I wish you every success in your future endeavors.

                                            Sincerely,

                                            -----------------------------------
                                            [name of company official]
                                            [title]

                  By signing this letter, I acknowledge that I have carefully reviewed and considered this Separation Agreement; that I fully understand all of its terms; and that I voluntarily agree to them.

                  Date:  _____________


                                           ------------------------------------
                                                    [name of employee]